                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                              PROMOTIONS.COM, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                   ----------

                 Delaware                      13-3898912
        ------------------------ ---------------------------------------
        (State of Incorporation) (I.R.S. Employer Identification Number)

                                   ----------

                         450 West 33rd Street, 7th Floor
                               New York, NY 10001
                    (Address of Principal Executive Offices)

                                   ----------

                                Stock Option Plan
                Promotions.com, Inc. Employee Stock Purchase Plan
                            (Full Title of the Plans)

                                   ----------

                                 Steven H. Krein
                           Chief Executive Officer and
                              Chairman of the Board
                              Promotions.com, Inc.
                         450 West 33rd Street, 7th Floor
                               New York, NY 10001
                     (Name and Address of Agent for Service)

                                 (212) 971-9800
          -------------------------------------------------------------
          (Telephone Number, including Area Code, of Agent for Service)



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                         CALCULATION OF REGISTRATION FEE


  Title of Securities to be                 Amount to be     Proposed Maximum     Proposed Maximum      Amount of
      Registered                            Registered (1)   Offering Price Per       Aggregate       Registration Fee
                                                                   Share           Offering Price
======================================================================================================================

Common Stock, $.01 par value, to be        1,250,000         $  0.20 (3)          $ 250,000           $ 62.50
issued under the 1999 Equity               shares               -----              --------           ---------
Compensation Plan(2)


Common Stock, $.01 par value, to be        1,000,000         $  0.26 (5)          $ 260,000           $ 65.00
issued under the Employee Stock Purchase   shares              -------             --------             -----
Plan (4)




                                                               Aggregate Registration Fee:            $127.50
                                                                                                       ------



(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Equity Compensation Plan or Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of Registrant's Common Stock.

(2) Represents shares of Commons Stock which have become available for issuance under the Registrant's 1999 Equity Compensation Plan as a result of an amendment approved by the stockholders at the Registrant's Annual Meeting held on June 8, 2000 increasing the number of shares authorized for issuance thereunder by an aggregate of 1,250,000 shares. No options have been granted with respect to such shares.

(3) Estimated solely for purposes of calculation of the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), as to the 1,250,000 shares of Common Stock authorized for issuance under the 1999 Equity Compensation Plan for which no options have been granted. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on December 26, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(4) Represents shares of Common Stock which have become available for issuance under the Registrant's Employee Stock Purchase Plan as a result of adoption of the plan by the stockholders at the Registrant's Annual Meeting held on June 8, 2000.

(5) Estimated solely for purposes of calculation of the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"). The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on December 18, 2000 because the price at which the stock to be granted in the future is not currently determinable.

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

Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean the lesser of (a) 85% of the Fair Market Value of a share of Common Stock on the first day of the Purchase Period or (b) 85% of the Fair Market Value of the last day of the Purchase Period.


STATEMENT UNDER GENERAL INSTRUCTION E-REGISTRATION OF ADDITIONAL SECURITIES


This Registration Statement registers additional shares of Registrant's Common Stock to be issued pursuant to the 1999 Equity Compensation Plan. Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-31000) (the "Previous Form S-8") filed by the Registrant with the Securities and Exchange Commission ("SEC"), including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to the General Instruction E of Form S-8.

PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

        Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


Item 2. Registrant Information and Employee Plan Annual Information

        Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.


                                       I-1




PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

        The following documents previously filed by Promotions.com, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference to this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed pursuant to Section 13 (a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 30, 2000.

                  (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 2000, as filed pursuant to Section 13
                           (a) of the Exchange Act on May 15, August 14 and November 14, 2000, respectively.


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

                  (c) Proxy Statement filed as of May 11, 2000 in connection with the Annual Meeting of Shareholders held on June 8, 2000.

                  (d) The Registrant's Current Report on Form 8-K filed November 28, 2000.;

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities

        Inapplicable.


Item 5. Interests of Named Experts and Counsel

        None.


Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        The Registrant's certificate of incorporation, as amended, includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

- for any breach of the director's duty of loyalty to the Registrant or its stockholders;

- for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

- under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or


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-        for any transaction from which the director derived an improper personal benefit.

          The Registrant's bylaws provide that:

- Registrant must indemnify its officers and directors to the fullest extent permitted by Delaware law, subject to very limited exceptions;


- Registrant may indemnify its other employees and agents to the same extent we indemnify its officers and directors, unless otherwise required by law, the Registrant's certificate of incorporation, as amended, its bylaws or agreements; and

- Registrant must advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions.

        The Registrant has obtained directors' and officers' insurance providing indemnification for certain of the Registrant's directors, officers and employees for certain liabilities.


Item 7. Exemption From Registration Claimed

        Inapplicable.


Item 8. Consultants and Advisors

         Inapplicable.


Item 9. Exhibits

        Exhibit Number      Name
        --------------      ----
                  4        Instrument Defining Rights of Stockholders. Reference
                           is made to Registrant's Registration Statement No.
                           000-27411 on Form 8-A, together with any exhibits
                           thereto, which are incorporated herein by reference
                           pursuant to Item 3(c) to this Registration Statement.

                  5        Opinion and Consent of Reed Smith LLP

               23.1        Consent of PriceWaterhouseCoopers LLP, Independent
                           Auditors

               23.2 Consent of Reed Smith LLP is contained in its opinion filed as Exhibit 5 hereto


                24         Power of Attorney (included on Page II-6 of the

                                                                          Page 5
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             Registration Statement).

Item 10. Undertakings

        (a) The undersigned Registrant hereby undertakes:


                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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        (c) Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 29th day of December, 2000.

                                        PROMOTIONS.COM, INC.
                                        (Registrant)


                                        By: /s/ Steven H. Krein
                                            ------------------------------------
                                        Name:  Steven H. Krein
                                        Title: Chief Executive Officer and
                                               Chairman of the Board

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below each severally constitutes and appoints Steven H. Krein, Chief Executive Officer and Chairman of the Board and Daniel J. Feldman, President, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                             Capacity                                Date
/s/ Steven H. Krein                 Chief Executive Officer (Principal          December 29, 2000
--------------------------          Executive Officer)
Steven H. Krein                     Chairman of the Board of Directors


/s/ Lawrence Quartaro               Acting Chief Financial and Accounting       December 27, 2000
--------------------------          Officer (Principal Financial Officer)
Lawrence Quartaro

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
/s/ Daniel J. Feldman               President                 December 29, 2000
--------------------------          Director
Daniel J. Feldman



/s/ Arnold Greenberg                Director                  December 27, 2000
--------------------------
Arnold Greenberg


/s/ Dirk A. Hall                    Director                  December 29, 2000
--------------------------
Dirk A. Hall


/s/ Kristopher A. Wood              Director                  December 29, 2000
--------------------------
Kristopher A. Wood


                                                                          Page 9
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                                  EXHIBIT INDEX

Exhibit Number      Name
--------------      ----
        4          Instrument Defining Rights of Stockholders.  Reference is
                   made to Registrant's Registration Statement No. 000-27411 on
                   Form 8-A, together with any exhibits thereto, which are
                   incorporated herein by reference pursuant to Item 3(c) to
                   this Registration Statement.

       5           Opinion and Consent of Reed Smith LLP

    23.1           Consent of PriceWaterhouseCoopers LLP, Independent Auditors

    23.2 Consent of Reed Smith LLP is contained in its opinion filed as Exhibit 5 hereto

     24            Power of Attorney (included on Page II-6 of the Registration
                   Statement).




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